Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AnnTaylor Stores Corporation (the “Company”) on Form 10-Q for the period ended August 1, 2009 as filed with the Securities and Exchange Commission (the “Report”), we, Kay Krill, Chief Executive Officer of the Company, and Michael J. Nicholson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of each of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 21, 2009	/s/ Kay Krill
Kay Krill
Chief Executive Officer

Date: August 21, 2009	/s/ Michael J. Nicholson
Michael J. Nicholson
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to AnnTaylor Stores Corporation and will be retained by AnnTaylor Stores Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.